SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 8, 2010

Spectral Capital Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-50274	510520296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Fifth Avenue, Suite 4200, Seattle, WA	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888)366-6115 formerly FUSA Capital Corporation ___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – Matters Related to Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

On August 18, 2010, we entered into a financing agreement with a third party, Trafalgar Wealth Management.  Under the terms of the financing, for aggregate consideration of  $50,000 or $0.001 per common share, we sold 50,000,000 common shares and issued warrants to purchase 10,000,000 common shares at an exercise price of $1.00 per share.  Under the terms of the agreements, subject to certain terms and conditions, Trafalgar is obligated to exercise at least $1,000,000 worth of these warrants over the next 12 months or the warrants will be cancelled and the 50,000,000 common shares would subject to repurchase by the company at $0.001 per share.  50,000,000 shares represents approximately 49.9% of our current issued and outstanding shares.  Spectral may rescind the agreement in the event that a subsequently appointed independent director of the Company fails to ratify the transaction or the Company fails to obtain an opinion of fairness from an independent, third party valuation expert within 90 days.

On September 8, 2010, we closed the transaction with Trafalgar and delivered the above referenced shares into escrow pursuant to the Stock and Warrant Purchase Agreement.  The Company has until November 17, 2010 to rescind the transaction in the event that it cannot obtain a fairness opinion.

This transaction has the effect of causing a change of control in the registrant.  On August 18, 2010, immediately prior to this transaction, the registrant had 500,000,000 shares authorized and 50,057,623 shares issued and outstanding.    After this transaction, the registrant had 100,057,623 shares issued and outstanding.  Although the shares to Trafalgar were issued by the registrant on August 18, 2010, they were not delivered to escrow until September 8, 2010.  The shares are to be held in escrow per the agreement until Trafalgar exercises at least $1,000,000 worth of its common stock purchase warrants or until the transaction is rescinded at the company's option if it is unable to obtain a fairness opinion on the transaction from an independent, third party valuation expert.

SECTION 5 – Matters Related to Corporate Governance and Management

Item 5.01	Change of Control

On September 8, 2010, pursuant to the transaction listed in Item 3.02 above,  50,000,000 common shares of our stock belonging to Trafalgar were delivered into the escrow required by the financing agreement described above.  The source of these funds was from Trafalgar corporate funds.  There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the registrant.

Following the change in control and the private issuance of common stock described in Item 3.02, above, the following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock as of August 31, 2010 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.  We had 100,057,623 shares issued and outstanding on August 31, 2010.

Name	Amount and Nature of Ownership	Percent of Class*

Jenifer Osterwalder (1)	13,934	> 0.1%

Tommy Jo St. John (2)	4,292	>0.1%

Alexander Khersonski (3)	67	>0.1%

All officers, directors, and 5% or greater shareholders as a group (3 persons)	26,586	>0.1%

Trafalgar Wealth Management (4)	60,000,000	59.9%

(1)	Consists of stock options to acquire up to 3,334 shares of common stock, none of which are presently exercisable and 600 shares of common stock directly owned.

(2)	Consists of 4,292 shares of common stock directly owned.

(3)	Consists of stock options to acquire up to 67 shares of common stock, none of which are presently exercisable. Mr. Khersonski resigned as a member of our board of directors as of August 14, 2010.
(4)	Zsolt Bandy is has sole voting and dispositive power over the shares and options owned by Trafalgar. Includes 50,000,000 common shares and warrants to purchase 10,000,000 common shares.

*Consists of shares of common stock directly owned.

Item 5.03     Amendments to Articles of Incorporation or Bylaws

On July 27, 2010, at the corporation's duly called annual meeting,  the shareholders of FUSA Capital Corporation approved a change to the Company's Articles of Incorporation which changed the name of the corporation to Spectral Capital Corporation and changed the corporation's authorized stock from 333,333 shares of common stock, par value $0.0001 and 5,000,000 shares of preferred stock, par value $0.0001 to 500,000,000 shares of common stock, par value $0.0001 and 5,000,000 shares of preferred stock, par value $0.0001.

On August 11, 2010, we filed a Certificate of Change pursuant to NRS 89.209 in connection with the transaction with the Nevada Secretary of State for the increase in the authorized shares and the name change.

Our name change became market effective on September 8, 2010.

New CUSIP Number:   84757R 109

SECTION 8 – Other Events

Item 8.01	Other Events.

On August 11, 2010, the Company began an active effort to expand its business model beyond the media search market.  Management believes that changing economic reality requires that we make significant adjustments to our business in order to create long term shareholder value.   We are very proud of the leading edge technology that we have created to facilitate a new generation of media search tools.  However, we have not been able to monetize these tools to attain our targeted profit levels.  We believe these tools and our consumer websites that are powered by these tools, such as www.searchforvideo.com, justify continued investment in order to grow to their full potential.  However, as many of our competitors have shut their doors and we remain skeptical of the viability of many remaining media search firms, we can no longer rely on our media search technology as the sole source of growth and revenue for our company.  Nor have we been successful since the economic downturn in attracting the investment necessary to bring our media search websites to their full revenue generating potential.

We realize that our core competencies include the ability to utilize innovation and technology to capitalize on market opportunities, but they also include the ability to understand and anticipate where the growing markets in the future will be and how to use technology to achieve a competitive advantage within those markets.  We have proven we can innovate and manage complexity, we now need to demonstrate that we can shift into fields that will be high growth over the next five to ten years.  There are no easy answers and no quick solutions.  We will need to establish a position within a new market, obtain appropriate financing and resources and properly execute that opportunity.

With our new partnership with Zurich based Trafalgar Wealth Management, we have an opportunity to obtain financing for new projects which meet rigorous due diligence requirements and can offer the possibility of a superior return at a manageable risk.  We cannot be certain that we will successfully identify and develop such opportunities, or that Trafalgar will ultimately provide financing for them, but we are working as hard as we have ever worked to identify and pursue such opportunities.  We believe that if we are successful in securing other financeable opportunities, these opportunities may also provide us with the capital that we need to expand the market presence of and provide for the continued viability and growth of our core media search engine technologies.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectral Capital Corporation

/s/ Jenifer Osterwalder
Jenifer Osterwalder
President, Principal Executive Officer, Principal Financial Officer
Date: September 10, 2010